Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Vast Renewables Limited of our report dated September 9, 2024 relating to the financial statements of Vast Renewables Limited, which appears in Vast Renewable Limited’s Annual Report on Form 20-F for the year ended June 30, 2024. We also consent to the reference to us under the heading "Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
Melbourne, Australia
February 12, 2025